UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2013

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On October 24, 2013, the Registrant held its Annual Meeting of Shareholders (the “Meeting”). At the Meeting, the shareholders elected seven Directors to serve until the 2014 Annual Meeting of Shareholders and until their successors are elected and qualified. The vote on each Director is set forth below:

Name	For	Withheld
John J. Calamari	10,729,736 shares	533,877 shares
Lawrence J. DeAngelo	11,084,598 shares	179,015 shares
Daniel P. Dyer	11,190,374 shares	73,239 shares
Kevin J. McGinty	10,721,426 shares	542,187 shares
Matthew J. Sullivan	11,179,583 shares	84,030 shares
J. Christopher Teets	10,852,258 shares	411,355 shares
James W. Wert	10,554,470 shares	709,143 shares

There were no broker non-votes.

The shareholders also approved, on an advisory basis, the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Marlin Business Services Corp. (“Marlin”), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion as disclosed in Marlin’s Proxy Statement for the 2013 Annual Meeting of Shareholders, is hereby approved.”

Such resolution was approved by a vote of 10,162,548 for, 1,088,180 against and 12,885 abstained. There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.
(Registrant)

Date: October 29, 2013	/s/ George D. Pelose
George D. Pelose
Executive Vice President and Chief Operating Officer